UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

EMTEC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Greentree Center, Suite 117
Marlton, New Jersey 08053
 (Address of principal executive offices)

(856) 552-4204
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 10, 2009, the board of directors of Emtec, Inc. (the “Company”) elected Gregory L. Cowan as a member of the Board of Directors.  Mr. Cowan will serve as a Class A director and will stand for election at the Company’s 2010 annual meeting of stockholders. Mr. Cowan will also serve as Chairman of the Audit Committee and as a member of the Compensation Committee of the Company.  The Board has determined that Mr. Cowan is an audit committee financial expert, as described in Rule 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Mr. Cowan, age 55, is currently the Senior Vice President and Chief Financial Officer of VWR Funding, Inc. (“VWR”). Mr., Cowan has held this position at VWR since June 2009.  Mr. Cowan joined VWR in December 2004.  Prior to assuming his current position, he served as Vice President and Corporate Controller at VWR.   Before joining VWR, Mr. Cowan spent approximately five years at CDI Corporation in various senior financial positions, including Corporate Controller, Senior Vice President and Chief Accounting Officer and Chief Financial Officer. Prior to CDI Corporation, he was Vice President of Internal Audit at Crown Cork and Seal Company, Inc. for approximately six years and a senior manager at PricewaterhouseCoopers, LLC, where he served in various audit capacities, for eleven years. Mr. Cowan graduated from Rutgers University with a degree in Accounting and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2009

Emtec, Inc.

By:	/s/ Dinesh R. Desai
Name: Dinesh R. Desai Title: Chairman and Chief Executive Officer